Exhibit 99.1

FOR IMMEDIATE RELEASE
August 1, 2024	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS RESULTS FOR
THE 2024 THIRD FISCAL QUARTER ENDED JUNE 25, 2024

(DENVER, CO) Good Times Restaurants Inc. (Nasdaq: GTIM), operator of the Bad Daddy’s Burger Bar and Good Times Burgers & Frozen Custard restaurant brands, today reported financial results for the 2024 third fiscal quarter.

Key highlights of the Company’s financial results include:

•	Total Revenues for the quarter increased 6.5% to $37.9 million compared to the third quarter of fiscal 2023

•	Same Store Sales[1] for company-owned Bad Daddy’s restaurants increased 1.2% for the quarter compared to the third quarter of fiscal 2023

•	Same Store Sales for company-owned Good Times restaurants increased 5.8% for the quarter compared to the third quarter of fiscal 2023

•	Net Income Attributable to Common Shareholders was $1.3 million for the quarter

•	The Company ended the quarter with $4.8 million in cash and $0.8 million of borrowings under its credit facility with Cadence Bank

•	The Company repurchased 263,516 shares of its common stock during the quarter, including approximately 171,000 shares in a privately negotiated purchase

Ryan M. Zink, the Company’s Chief Executive Officer, said, “The Good Times brand produced strong same store sales again this quarter, and we are extremely pleased with the bottom line results the concept continues to generate. During the quarter, we accomplished several significant reinvestment milestones including completion of our fourth remodel, this one much more extensive, including structural repairs. The restaurant was closed for nearly six weeks during construction. Additionally, as previously reported, in April we began the pilot phase of our next-generation point-of-sale system. We quickly realized the benefits of this new system, assessed the test results, addressed minor issues, and moved to the rollout phase of the project and as of the end of July, the system has been installed in nineteen locations, with seven Company-owned locations yet to be installed. Those restaurants will be completed within the next four weeks, with our Denver-area franchise restaurants expected to be converted shortly thereafter. We also acquired a franchisee-owned restaurant in Parker, Colorado during the quarter, and made quick improvements to the facility, including new awnings, overhauled the parking lot and landscaping, and have both digital menu boards and new signage scheduled for installation.”

Mr. Zink continued, “I am also thrilled with the improvement in same store sales at Bad Daddy’s, with positive same store sales for the quarter. We have continued the trend of improved performance compared to the Black Box casual dining benchmark. Competition in the casual dining, burger-focused segment continues to be intense as our guests look for value through reasonable prices without compromises on service, quality, or portions. While we continue to look to creating value through drink specials and targeted discounting, late in the quarter we introduced new limited time burgers featuring quarter-pound, smashed patties. These burgers were an immediate success, and we had to dip into reserve stock and quickly recover as purchase velocity was more than double our expectation. Though this product offering is currently slated to end post-Labor Day, we expect these burgers to return and likely will have a permanent place on Bad Daddy’s menu. As foodies at heart, our operators are focused on cooking up unique, indulgent burger builds, coupled with an inviting and engaging experience that differentiates Bad Daddy’s from others in casual dining and delivers on the value expectations of our guests.”

1 Same store sales are a metric used in evaluating the performance of established restaurants and is a commonly used metric in the restaurant industry. Same store sales for our brands are calculated using all units open for at least 18 full fiscal months and use the comparable operating weeks from the prior year to the current year quarter’s operating weeks.

1

“In addition to our concept-level initiatives, we have continued to focus on a multi-faceted approach to creating value, including share repurchases. In addition to our share repurchase program, during the quarter we completed a privately negotiated share repurchase bringing the total shares repurchased during the quarter to approximately 264,000 shares. At the same time, the cash generated by the business enabled us to complete that purchase, continue reinvesting in our restaurants, reduce our already limited borrowings on our credit facility, with sequential quarterly growth in ending cash reserves. I believe our operations and capabilities leaders are focused on creating enjoyable and memorable experiences for our guests through excellent restaurant operations and authentic, genuine hospitality, and that in doing so, we grow the value of our brands and operations for our shareholders.” Zink concluded.

Conference Call: Management will host a conference call to discuss its third quarter 2024 financial results on Thursday, August 1, 2024 at 3:00 p.m. MT/5:00 p.m. ET. Hosting the call will be Ryan M. Zink, its Chief Executive Officer and Keri A. August, its Senior Vice President of Finance and Accounting.

The conference call can be accessed live over the phone by dialing (888) 210-2831, conference ID: 3024033. The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

Good Times Restaurants Inc. (Nasdaq: GTIM)

Good Times Restaurants Inc. owns, operates, and licenses 41 Bad Daddy’s Burger Bar restaurants through its wholly owned subsidiaries. Bad Daddy’s Burger Bar is a full-service “small box” restaurant concept featuring a chef-driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft beers in a high-energy atmosphere that appeals to a broad consumer base. Additionally, through its wholly owned subsidiaries, Good Times Restaurants Inc. owns, operates and franchises 31 Good Times Burgers & Frozen Custard restaurants primarily in Colorado. Good Times is a regional quick-service concept featuring 100% all-natural burgers and chicken sandwiches, signature wild fries, green chili breakfast burritos and fresh frozen custard desserts.

Forward Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek”, “plan” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. Such risks and uncertainties include, among other things, the market price of the Company's stock prevailing from time to time, the nature of other investment opportunities presented to the Company, the disruption to our business from pandemics and other public health emergencies, the impact and duration of staffing constraints at our restaurants, the impact of supply chain constraints and the current inflationary environment, the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, other general economic and operating conditions, risks associated with the acquisition of additional restaurants, the adequacy of cash flows and the cost and availability of capital or credit facility borrowings to provide liquidity, changes in federal, state, or local laws and regulations affecting the operation of our restaurants, including minimum wage and tip credit regulations, and other matters discussed under the Risk Factors section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 26, 2023 filed with the SEC, and other filings with the SEC.

Good Times Restaurants Inc. CONTACTS:

Ryan M. Zink, Chief Executive Officer (303) 384-1432

Christi Pennington (303) 384-1440

Category: Financial

2

Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands, except per share amounts)

	Quarter Ended (13 weeks)		Year-to-Date (39 weeks)
	June 25, 2024	June 27, 2023	June 25, 2024	June 27, 2023
NET REVENUES:
Restaurant sales	$37,742	$35,376	$105,953	$103,123
Franchise revenues	200	256	568	706
Total net revenues	37,942	35,632	106,521	103,829

RESTAURANT OPERATING COSTS:
Food and packaging costs	11,698	10,923	32,624	32,185
Payroll and other employee benefit costs	12,635	11,940	36,525	35,477
Restaurant occupancy costs	2,580	2,432	7,698	7,318
Other restaurant operating costs	5,195	4,811	15,028	14,129
Pre-opening costs	-	80	-	110
Depreciation and amortization	960	919	2,813	2,740
Total restaurant operating costs	33,068	31,105	94,688	91,959

General and administrative costs	2,680	2,377	7,791	7,070
Advertising costs	749	751	2,665	2,423
Impairment of long-lived assets	199	965	199	1,041
Loss (gain) on restaurant and equipment asset sale	18	(10)	12	(32)
Litigation contingencies	-	-	(332)	-

INCOME FROM OPERATIONS:	1,228	444	1,498	1,368

Interest and other expense, net	(27)	(18)	(101)	(56)

NET INCOME BEFORE INCOME TAXES:	1,201	426	1,397	1,312

Provision for income taxes	197	551	198	10,503

NET INCOME:	1,398	977	1,595	11,815
Income attributable to non-controlling interests	(77)	(135)	(212)	(479)

NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$1,321	$842	$1,383	$11,336

NET INCOME PER SHARE, ATTRIBUTABLE TO COMMON SHAREHOLDERS:
Basic	$0.12	$0.07	$0.12	$0.96
Diluted	$0.12	$0.07	$0.12	$0.95

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	10,933,758	11,700,044	11,149,181	11,853,441
Diluted	11,034,487	11,769,286	11,246,353	11,910,491

3

Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands)

Balance Sheet Data	June 25, 2024	September 26, 2023
Cash and cash equivalents	$4,819	$4,182

Current assets	$7,709	$6,521

Total assets	$90,077	$91,088

Current liabilities	$16,543	$14,890

Shareholders’ equity	$33,018	$32,994

Supplemental Information for Company-Owned Restaurants (dollars in thousands):

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard
	Third Quarter (13 weeks)		Year-to-Date (39 weeks)		Third Quarter (13 weeks)		Year-to-Date (39 weeks)
	2024	2023	2024	2023	2024	2023	2024	2023
Restaurant sales	$27,327	$26,085	$77,896	$77,592	$10,415	$9,291	$28,057	$25,531
Restaurants open at beginning of period	40	39	40	40	25	23	25	23
Restaurants opened or acquired during period	-	-	-	-	1	-	1	-
Restaurants closed during period	-	-	-	1	-	-	-	-
Restaurants open at period end	40	39	40	39	26	23	26	23

Restaurant operating weeks	520.0	504.0	1560.0	1530.5	324.5	299.0	974.5	897.0

Average weekly sales per restaurant	$52.6	$51.8	$49.9	$50.7	$32.1	$31.1	$28.8	$28.5

4

Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard				Good Times Restaurants Inc.
	Quarter Ended (13 Weeks)
	June 25, 2024		June 27, 2023		June 25, 2024		June 27, 2023		June 25, 2024	June 27, 2023
Restaurant sales	$27,327	100.0%	$26,085	100.0%	$10,415	100.0%	$9,291	100.0%	$37,742	$35,376

Restaurant operating costs (exclusive of depreciation and amortization and preopening, shown separately below):
Food and packaging costs	8,517	31.2%	8,106	31.1%	3,181	30.5%	2,817	30.3%	11,698	10,923
Payroll and benefits costs	9,227	33.8%	9,054	34.7%	3,408	32.7%	2,886	31.1%	12,635	11,940
Restaurant occupancy costs	1,727	6.3%	1,700	6.5%	853	8.2%	732	7.9%	2,580	2,432
Other restaurant operating costs	3,945	14.4%	3,750	14.4%	1,250	12.0%	1,061	11.4%	5,195	4,811
Restaurant-level operating profit	$3,911	14.3%	$3,475	13.3%	$1,723	16.5%	$1,795	19.3%	$5,634	$5,270

Franchise revenues									200	256
Deduct - Other operating:
Depreciation and amortization									960	919
General and administrative									2,680	2,377
Advertising costs									749	751
Impairment of long-lived assets									199	965
Loss (gain) on restaurant and equipment asset sales									18	(10)
Pre-opening costs									-	80
Total other operating									4,606	5,082

Income from operations									$1,228	$444

Certain percentage amounts in the table above may not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

5

Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income (Loss) from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard				Good Times Restaurants Inc.
	Year-to-Date Period Ended (39 weeks)
	June 25, 2024		June 27, 2023		June 25, 2024		June 27, 2023		June 25, 2024	June 27, 2023
Restaurant sales	$77,896	100.0%	$77,592	100.0%	$28,057	100.0%	$25,531	100.0%	$105,953	$103,123
Restaurant operating costs (exclusive of depreciation and amortization, and preopening, shown separately below:
Food and packaging costs	24,156	31.0%	24,131	31.1%	8,468	30.2%	8,054	31.5%	32,624	32,185
Payroll and benefits costs	27,040	34.7%	26,951	34.7%	9,485	33.8%	8,526	33.4%	36,525	35,477
Restaurant occupancy costs	5,188	6.7%	5,124	6.6%	2,510	8.9%	2,194	8.6%	7,698	7,318
Other restaurant operating costs	11,421	14.7%	11,084	14.3%	3,607	12.9%	3,045	11.9%	15,028	14,129
Restaurant-level operating profit	$10,091	13.0%	$10,302	13.3%	$3,987	14.2%	$3,712	14.5%	$14,078	$14,014

Franchise revenues									568	706
Deduct - Other operating:
Depreciation and amortization									2,813	2,740
General and administrative									7,791	7,070
Advertising costs									2,665	2,423
Litigation contingencies									(332)	-
Impairment of long-lived assets									199	1,041
Loss (gain) on restaurant and equipment asset sales									12	(32)
Pre-opening costs									-	110
Total other operating									13,148	13,352

Income from operations									$1,498	$1,368

Certain percentage amounts in the table above may not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

6

The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant-level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because, like depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the current and prior year fiscal quarters and year-to-date periods for fiscal 2024 and fiscal 2023, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA (Thousands of US Dollars)

	Quarter Ended (13 weeks)		Year-to-Date (39 weeks)
	June 25, 2024	June 27, 2023	June 25, 2024	June 27, 2023
Adjusted EBITDA[2]:
Net Income, as reported	$1,321	$842	$1,383	11,336
Depreciation and amortization	959	924	2,817	2,691
Interest expense, net	27	18	101	56
Provision for income taxes	(197)	(551)	(198)	(10,503)
EBITDA	2,110	1,233	4,103	3,580
Preopening expense	-	80	-	110
Non-cash stock-based compensation	28	15	106	104
Asset Impairment	199	965	199	1,041
GAAP rent-cash rent difference	(211)	(135)	(537)	(450)
Loss (gain) on restaurant and equipment asset sales	18	(10)	12	(32)
Litigation contingencies	-	-	(332)	-
Adjusted EBITDA	$2,144	$2,148	$3,551	$4,353

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

2 Depreciation and amortization, the difference between GAAP rent and cash rent and the loss (gain) on restaurant and equipment asset sales have been reduced by any amounts attributable to non-controlling interests.

7

Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments, and (ii) we use Adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of Adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that Adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies, and our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.